PAVmed Reports Excellent DisappEAR™ Animal Study Results

Resorbable pediatric ear tube expected to benefit up to one million U.S. children per year

NEW YORK, Apr. 24, 2019 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced that its DisappEAR™ resorbable pediatric ear tube achieved a major developmental milestone with the successful completion of a 90-day study in an established animal model to support a planned U.S. Food and Drug Administration (FDA) 510(k) submission later this year.

“The results of our recently completed 90-day DisappEAR animal study are exciting for two significant reasons,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “First, the resorbable ear tubes, machined from blocks of a proprietary silk technology, performed very well from a functional and anatomic point of view, retaining their position and remaining patent for the duration of the study. Perhaps more impressively, the tubes demonstrated unexpected surfactant properties which appear to provide several unique benefits over traditional plastic tubes, including enhanced flow of fluid in and out of the tube and potential intrinsic antimicrobial properties.”

Christopher J. Hartnick, M.D., Professor of Otolaryngology at Harvard Medical School and Chief of Pediatric Otolaryngology at Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital, performed the study. He implanted eighteen DisappEAR ear tubes, one in the tympanic membrane (ear drum) of each ear of nine chinchillas and evaluated them endoscopically at regular intervals over three months. Ear drops delivered under direct vision demonstrated rapid wicking through the tube channel in contrast to plastic tubes where surface tension causes the drop of fluid to sit on the tube orifice and not pass through the channel. At the completion of the study, the ear tubes were explanted and found to be patent without structural degradation and the tympanic membranes showed good healing. The unexpected finding was that there were no cases of otorrhea – a difficult to manage condition where pus and fluid drains out of the middle ear and into the ear canal. When traditional plastic ear tubes are used in clinical practice, as well as in this animal model, otorrhea typically occurs in at least 25-30% of recipients, despite administration of antibiotic ear drops.

“The surprising absence of otorrhea in this study suggests that these silk ear tubes may possess unique and unexpected surface properties which enhance drainage of fluid from the middle ear compared to plastic ear tubes,” said Dr. Hartnick. “If these results are reflected in longer term follow-up and in human cases, this would represent a major breakthrough in the treatment of millions of children with chronic ear infections and fluid buildup.”

About DisappEAR

PAVmed licensed the technology underlying its DisappEAR resorbable ear tube from a group of leading academic institutions, including Tufts University and two Harvard Medical School teaching hospitals – Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital. The tubes are manufactured from a proprietary aqueous silk technology which is designed to slowly be reabsorbed over the intended course of treatment.

Each year, up to one million children with persistent ear infections (otitis media) or middle ear fluid collections (effusions) undergo placement of metal, plastic or latex bilateral ear tubes to ventilate and drain the middle ear. This procedure, formally known as bilateral tympanostomy, is the most common pediatric surgical procedure in the United States. Up to 50% of patients require repeat surgery under general anesthesia to remove the tubes once they are no longer needed or if they become dislodged and do not fall out of the ear canal on their own. PAVmed believes that DisappEAR has the potential to revolutionize the care of children with complex or recurrent otitis media by eliminating the need for a second procedure as well as the seven to 10-day post-operative ear drop regimen, which is challenging for parents to administer. It also expects fewer complications, including ear tubes remaining in the ear canals for years after becoming dislodged and causing pain, bleeding or obstructing a clear view of the ear drum to identify occult middle ear infection. Based on premium pricing and cost savings from replacing post-procedure antibiotic drops, we estimate an annual domestic market opportunity for this device of $200-$300 million.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct medical device company employing a unique business model designed to advance innovative products to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its five lead technologies provide groundbreaking approaches to carpal tunnel syndrome (CarpX™), precancerous conditions of the esophagus (EsoGuard™/EsoCheck™), vascular access (PortIO™), pediatric ear infections (DisappEAR™) and medical infusions (NextFlo™). The company is also developing innovative products in other areas, such as catheters and tissue ablation, while seeking to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com